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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-75232) of Learn2 Corporation and the related prospectus, the Registration Statement (Form S-4 No. 333-60520) and the related prospectus, the Registration Statement (Form S-8 No. 333-89053) pertaining to the 1996 Non-Employee Director Stock Plan, the 1996 Stock Option and Restricted Stock Plan, the 1999 Employee Stock Purchase Plan and the 1999 Stock Plan, the Registration Statement (Form S-8 No. 333-310902) pertaining to the 1999 Employee Stock Purchase Plan and the 1999 Stock Plan, the Registration Statement
(Form S-8 No. 333-42566) pertaining to the Infinity Logistics Corporation 1998 Stock Option Plan, the Registration Statement (Form S-8 No. 333-67750) pertaining to the 1999 Employee Stock Purchase Plan and the 1999 Stock Plan and the Registration Statement (Form S-8 No. 333-70106) pertaining to the 1999 Stock Plan, of our report dated February 20, 2001, (except for the second paragraph of Note 1, as to which the date is April 20, 2001) with respect to the consolidated financial statements of Learn2 Corporation for each of the two years ended December 31, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          Ernst & Young LLP

Palo Alto, California
March 26, 2002